UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International, Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continued to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 16, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming and approving the Debtors’ Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (including all exhibits thereto, and as modified by the Confirmation Order, the “Plan”). A summary of the material features of the Plan, including the related rights offering (the “Rights Offering”) and financing arrangements, is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2010.

On May 10, 2010 (the “Effective Date”), the Plan became effective. The distributions of Debtors’ securities pursuant to the Plan and as described in this Current Report on Form 8-K will be made as soon as reasonably practicable after the Effective Date.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, all Old Spansion Interests (as defined in the Plan), including the Company’s then existing equity securities, were cancelled pursuant to the Plan. In addition, on the Effective Date, pursuant to the Rights Offering, the Company sold and issued 12,974,496 unregistered shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and one unregistered share of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) at $8.43 per share for aggregate gross proceeds of approximately $109.4 million. Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), the Class B Common Stock will convert automatically on a share-for-share basis into Class A Common Stock upon the written consent of the holder of Class B Common Stock in the event that a person or entity other than Silver Lake (as defined in the Restated Certificate) becomes the owner of the Class B Common Stock, or Aggregate Ownership Interest (as defined in the Restated Certificate) of Silver Lake ceases to be at least 5% on or after August 10, 2010. The number of shares of Class A Common Stock available to each eligible Rights Offering participant was based on each claimant’s proportionate claim as of December 14, 2009. In connection with the Rights Offering, the Company entered into a Backstop Rights Purchase Agreement (the “Backstop Agreement”) with SLS Spansion Holdings, LLC (“SLS”) and Silver Lake Sumeru Fund, L.P. (“Silver Lake Sumeru”) whereby SLS (the “Backstop Party”) (i) committed to purchase the balance of Rights Offering shares of Class A Common Stock not otherwise subscribed for by the Rights Offering participants, (ii) committed to purchase the one share of Class B Common Stock, and (iii) received a backstop fee of $4.5 million in connection therewith.

Also on the Effective Date, the Company reserved for issuance an additional 46,247,760 unregistered shares of Class A Common Stock to satisfy the allowed claims of certain unsecured creditors, as specified in the Plan, except for (1) certain classes of unsecured creditors as specified in the Plan, (2) holders of claims up to $2,000, who will receive cash for their claims, and (3) distributions to the holders of the Debtors’ Senior Notes (as defined in the Plan) and the holders of the Debtors’ Exchangeable Debentures (as defined in the Plan), if any, which have been temporarily stayed. A copy of the Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The shares of Common Stock issued in the Rights Offering were exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 1145 of the Bankruptcy Code, or, in the case of shares of Common Stock issued to SLS, an accredited investor, in its capacity as the Backstop Party, Section 4(2) of the Securities Act. The shares of Class A Common Stock reserved for issuance to satisfy the allowed claims of certain unsecured creditors in accordance with the Plan, when issued, will be exempt from registration requirements of the Securities Act in reliance on Section 1145 of the Bankruptcy Code.

Item 3.03.	Material Modification to Rights of Security Holders.

On May 10, 2010, the Company filed with the Secretary of State of the State of Delaware the Restated Certificate and the Company’s board of directors (the “Board”) adopted the Company’s Amended and Restated Bylaws (the “Restated Bylaws”). The rights of holders of the Class A Common Stock are substantially similar to the rights of the Company’s prior Class A Common Stock that was canceled in accordance with the Plan. For more information, see Item 5.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On the Effective Date, the following directors departed from the Company’s board of directors in accordance with the Plan: Donald L. Lucas, David K. Chao, Boaz Eitan and John M. Stich.

Election of Directors

On the Effective Date, pursuant to the Plan, the Board was reconstituted to consist of John H. Kispert, the President and Chief Executive Officer of the Company, Raymond Bingham, Eugene I. Davis, Hans Geyer, Paul Mercadante, Ajay Shah and Clifton Thomas Weatherford. Raymond Bingham was appointed as Chairman of the Board and the following persons were designated as members of the various Board committees specified below:

•	Clifton Thomas Weatherford (chair), Hans Geyer and Paul Mercadante were designated as members of the Audit Committee of the Board;

•	Raymond Bingham (chair), Hans Geyer and Ajay Shah were designated as members of the Compensation Committee of the Board (the “Compensation Committee”); and

•	Paul Mercadante (chair), Raymond Bingham, Clifton Thomas Weatherford and Eugene I. Davis were designated as members of the Nominating and Corporate Governance Committee of the Board.

Pursuant to the Restated Certificate, if the Aggregate Ownership Interest (as defined in the Restated Certificate) of Silver Lake (as defined in the Restated Certificate) represents at least 5% of the outstanding Common Stock of the Company, the number of directors will be not more than 7. The holder of the share of Class B Common Stock may vote for up to two directors to the Board (the “Class B Directors”). At any time that the Aggregate Ownership Interest (as defined in the Restated Certificate) of Silver Lake falls below the designated thresholds listed in the table below, the resulting size of the Board will be reduced accordingly and the appropriate number of Class B Directors will resign from the Board. The number of Class B Directors that holders of Class B Common Stock can elect to the Board shall depend on an Aggregate Ownership Interest of such holders as follows:

Aggregate Ownership Interest of Silver Lake	Number of Class B Directors
≥10%	2
≥ 5% and <10%	1
<5%	0

Paul Mercadante and Ajay Shah were elected as the Class B Directors.

Spansion Inc. 2010 Equity Incentive Award Plan

On the Effective Date and pursuant to the Plan, the Board approved the Spansion Inc. 2010 Equity Incentive Award Plan (the “Equity Incentive Award Plan”) pursuant to which the Company has reserved 6,580,240 shares Class A Common Stock for issuance pursuant to awards granted under the Equity Incentive Award Plan. The following is a summary of the principal features of the Equity Incentive Award Plan, and this summary is qualified in its entirety by the full text of the Equity Incentive Award Plan:

Purpose

The purpose of the Equity Incentive Award Plan is to promote the success and enhance the value of the Company by linking the personal interests of selected employees and other eligible persons to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Equity Incentive Award Plan is further intended to provide flexibility to the Company in its ability to attract, motivate and retain the services of selected employees and other eligible persons upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

Administration

The Compensation Committee will administer the Equity Incentive Award Plan. The Compensation Committee must consist of at least two members of the Board, each of whom is intended to qualify as (i) an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) an “independent director” within the meaning of the rules of the New York Stock Exchange, or other principal securities market on which shares of the Company’s Class A Common Stock are traded. The Equity Incentive Award Plan provides that the Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives to a committee consisting of one or more members of the Board or one or more of the Company’s officers. The Board may at any time exercise any and all rights and duties of the Compensation Committee under the Equity Incentive Award Plan except with respect to matters which under Rule 16-b3 of the Exchange Act and Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee. The full Board will administer the Equity Incentive Award Plan with respect to awards to non-employee directors. (The appropriate acting body, whether the Board, the Compensation Committee, another committee, or a director or officer within his or her delegated authority, is referred to in this summary as the “Administrator.”)

The Administrator has broad authority under the Equity Incentive Award Plan with respect to awards, including, without limitation, the authority to:

•	Select award recipients and determine the types of awards that they are to receive;

•	Determine the number of shares subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	Determine the date of grant of an award, which may be after but not before the Administrator’s action, and fair market value of an award;

•	Construe and interpret the Equity Incentive Award Plan and its terms and conditions;

•	Determine whether and pursuant to what circumstances an award may be canceled, forfeited or surrendered;

•	Accelerate or extend the vesting or exercisability or extend the term of certain awards;

•

Amend any outstanding award to increase or reduce the price per share or to cancel and replace an award with the grant of an award having a price per share that is less than, greater than, or equal to the price per share of the original award;

•	Subject to the other provisions of the Equity Incentive Award Plan, make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	Determine the methods by which the payments by any holder of any award delivered under the Equity Incentive Award Plan are to be paid.

Eligibility

Persons eligible to receive awards under the Equity Incentive Award Plan include officers, employees and directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or its subsidiaries.

Authorized Shares; Limits on Awards

A maximum of 6,580,240 shares of the Company’s Class A Common Stock may be issued or transferred pursuant to awards under the Equity Incentive Award Plan. The maximum number of such shares that may be delivered pursuant to awards other than stock options and stock appreciation rights is 3,290,120 shares.

To the extent that an award terminates, expires, or lapses for any reason, or an award is settled in cash without the delivery of shares to the recipient, then any shares of the Company’s Class A Common Stock subject to the award will again be available for the grant of an award pursuant to the Equity Incentive Award Plan. Any shares of the Company’s Class A Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall again be available for the grant of an award pursuant to the Equity Incentive Award Plan. Any shares of the Company’s Class A Common Stock repurchased by the Company prior to vesting so that such shares are returned to the Company will again be available for awards. To the extent permitted by applicable law or any exchange rule, shares of the Company’s Class A Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any subsidiary shall not be counted against shares of the Company’s Class A Common Stock available for grant pursuant to the Equity Incentive Award Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the Equity Incentive Award Plan.

Types of Awards

The Equity Incentive Award Plan provides that the Administrator may grant stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, stock payments and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement to be entered into with the person receiving the award and will indicate the type, terms and conditions of the award.

Stock options represent the right to purchase shares of the Company’s Class A Common Stock during a specified period at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s Class A Common Stock on the date of grant, unless otherwise determined by the Administrator. The maximum term of an option is seven years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock options are subject to more restrictive terms and are limited in amount by the Code and the Equity Incentive Award Plan. Incentive stock options may be granted only to employees of the Company or one of its subsidiaries.

A stock appreciation right (“SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a specific number of shares of the Company’s Class A Common Stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR and generally cannot be less than the fair market value of a share of the Company’s Class A Common Stock on the date of grant, unless determined otherwise by the Administrator.

Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the Administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

A restricted stock unit (“RSU”) may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Deferred stock represents the right to receive shares of the Company’s Class A Common Stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the Administrator.

Performance awards may be granted by the Administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Class A Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of the Company’s Class A Common Stock. Performance awards may also include bonuses that may be granted by the Administrator on an individual or group basis and which may be payable in cash or in Class A Common Stock or in a combination of both.

Stock payments may be authorized by the Administrator in the form of Class A Common Stock or an option or other right to purchase Class A Common Stock as part of a deferred compensation or other arrangement, generally in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the recipient.

Change in Control

In the event of a change in control where the acquirer does not assume or replace awards granted under the Equity Incentive Award Plan, awards issued under the Equity Incentive Award Plan may, at the discretion of the Administrator, be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable, prior to the consummation of such transaction and if not exercised or paid the awards will terminate upon consummation of the transaction. In addition, the Administrator will also have complete discretion to structure one or more awards under the Equity Incentive Award Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis in the event such awards are assumed or replaced with equivalent awards but the individual’s service with us or the acquiring entity is subsequently terminated within a designated period following the change in control event. The Administrator may also make appropriate adjustments to awards under the Equity Incentive Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Under the Equity Incentive Award Plan, a change in control is generally defined as: (i) the transfer or exchange in a single or series of related transactions by the Company’s stockholders of more than 50% of the Company’s voting stock to a person or group; (ii) a change in the composition of the Company’s Board over a two-year period such that 50% or more of the members of the Board were elected through one or more contested elections; (iii) a merger, consolidation, reorganization or business combination in which the Company is involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination which results in the Company’s outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; (iv) the sale, exchange or transfer of all or substantially all of the Company’s assets; or (v) stockholder approval of the Company’s liquidation or dissolution.

Transfer Restrictions

Awards under the Equity Incentive Award Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable under an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to permit the transfer of awards to other persons or entities, provided that such transfers comply with any applicable state, federal, local or foreign tax or securities laws and certain other conditions are satisfied.

Adjustments

Each share limit and the number and kind of shares available under the Equity Incentive Award Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance goals under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

The Equity Incentive Award Plan does not affect any other compensation or incentive plans in effect for the Company or its subsidiaries. The Equity Incentive Award Plan does not limit the authority of the Company or any of its subsidiaries to establish any other incentives or compensation, or to grant or assume options or other rights or awards otherwise than under the Equity Incentive Award Plan in connection with any proper corporate purpose.

Amendment, Suspension or Termination of the Equity Incentive Award Plan

The Board may amend, modify, suspend or terminate the Equity Incentive Award Plan in whole or in part at any time. However, except for action summarized in the sections “Change in Control” and “Adjustments” above, the Company’s stockholders must approve any action by the Administrator that increases the limits imposed on the maximum number of shares which may be issued under the Equity Incentive Award Plan as incentive stock options, which approval may be given within twelve months before or after the Administrator’s action. The Equity Incentive Award Plan will expire on, and no option or other award may be granted pursuant to the Equity Incentive Award Plan after, the tenth anniversary of the effective date of the Equity Incentive Award Plan. Any award that is outstanding on the expiration date of the Equity Incentive Award Plan will remain in force according to the terms of the Equity Incentive Award Plan and the applicable award agreement.

Generally, no amendment, suspension or termination of the Equity Incentive Award Plan may, without the consent of the award holder, impair any rights or obligations under any outstanding award, unless the award itself expressly provides otherwise. Outstanding awards may be amended by the Compensation Committee, but the consent of the award holder is generally required if the amendment adversely affects the holder. However, neither consent mentioned in this paragraph is required for certain amendments concerning Section 409A of the Code.

The preceding description does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Incentive Award Plan. A copy of the Equity Incentive Award Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Spansion Inc. 2010 Equity Incentive Award Plan

On the Effective Date, the Board approved an amendment to the Equity Incentive Award Plan (the “Equity Incentive Award Plan Amendment”) pursuant to which the number of shares of Class A

Common Stock reserved for issuance pursuant to awards granted under the Equity Incentive Award Plan will automatically increase on the first day of each year beginning in 2011 and ending in 2015 by the least of (a) 7 million shares, (b) a percentage of the shares of Class A Common Stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year as follows: 7% for the increase made January 1, 2011, 6% for the increase made January 1, 2012, 4.5% for the increase made January 1, 2013 and 3.5% for the increases made thereafter, or (c) such smaller number as may be determined by the Board prior to the first day of such year. The Equity Incentive Award Plan Amendment did not increase the number of shares of Class A Common Stock that may be granted as “incentive stock options” within the meaning of Section 422 of the Code, which remains 6,580,240. A copy of the Equity Incentive Award Plan Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

One-Time Cash Bonus Awards in Connection with Decrease in Shares Issuable Under Equity Incentive Award Plan

In order to facilitate confirmation of the Plan by the Bankruptcy Court, the Company reduced the proposed number of shares of Class A Common Stock it initially sought to make available to employees under the Equity Incentive Award Plan. In order to attract and retain talented employees and to remain competitive with other companies in its industry, the Board approved a program pursuant to which the Company will provide one-time cash payments to employees of the Company to offset the resulting decrease in awards of RSUs and stock options originally proposed. One-time cash bonus awards to be made to the Company’s executive officers is provided in the table under the heading “Executive Compensation Plan” below.

Director Compensation

On the Effective Date, the Board adopted and approved initial equity grants (“Initial Equity Grants”) to each director upon joining the Board as follows:

•	15,000 RSUs, which will vest quarterly over three (3) years from the grant date;

•	An option to purchase 25,000 shares of Class A Common Stock at an exercise price of $10.51 per share, which will vest quarterly over three (3) years;

•

For the Chairman of the Board, an additional 25,000 RSUs, which will vest quarterly over three (3) years from the grant date, and an option to purchase an additional 35,000 shares of Class A Common Stock at an exercise price of $10.51 per share, which will vest quarterly over three (3) years;

•

For the chairs of the Audit Committee and the Compensation Committee, an additional 10,000 RSUs, which will vest quarterly over three (3) years from the grant date, and an option to purchase an additional 30,000 shares of Class A Common Stock at an exercise price of $10.51 per share, which will vest quarterly over three (3) years; and

•

For the chair of the Nominating and Corporate Governance Committee, an additional 5,000 RSUs, which will vest quarterly over three (3) years from the grant date, and an option to purchase an additional 15,000 shares of Class A Common Stock at an exercise price of $10.51 per share, which will vest quarterly over three (3) years.

On the Effective Date, the new Board members received Initial Equity Grants as described above.

In addition, the Board approved annual equity awards (“Annual Equity Awards”) to be granted on the first trading day in April of each year, beginning in April 2011, to each director as follows:

•	7,500 RSUs, which will vest quarterly over three (3) years from the grant date;

•

An option to purchase 20,000 shares of Class A Common Stock at an exercise price equal to Fair Market Value (as defined in the Equity Incentive Award Plan) on the grant date, which will vest quarterly over three (3) years;

•

For the chair of the Board, an additional 12,500 RSUs, which will vest quarterly over three (3) years from the grant date, and an option to purchase an additional 30,000 shares of Class A Common Stock at an exercise price equal to Fair Market Value (as defined in the Equity Incentive Award Plan) on the grant date, which will vest quarterly over three (3) years;

•

For the chairs of the Audit Committee and the Compensation Committee, an additional 7,500 RSUs and an option to purchase an additional 25,000 shares of Class A Common Stock at an exercise price equal to Fair Market Value (as defined in the Equity Incentive Award Plan) on the grant date, which will vest quarterly over three (3) years; and

•

For the chair of the Nominating and Corporate Governance Committee, an additional 3,750 RSUs, which will vest quarterly over three (3) years from the grant date, and an option to purchase an additional 12,500 shares of Class A Common Stock at an exercise price equal to Fair Market Value (as defined in the Equity Incentive Award Plan) on the grant date, which will vest quarterly over three (3) years.

If a new director joins the Board during the period from April 1 through September 30 of a given year, such director’s first grant of Annual Equity Awards will not be prorated. If a new director joins the Board during the period from October 1 to March 31 of a given year, such director’s first grant of Annual Equity Awards will be prorated based on the number of months such director served on the Board since the prior grant of Annual Equity Awards to directors.

Executive Compensation Plan

On the Effective Date, the Board approved the 2010 Executive Compensation Plan (the “Executive Compensation Plan”) pursuant to which grants of RSUs and stock options to acquire shares of Class A Common Stock were made to the Company’s executive officers, and compensation for such executive officers was set as follows:

Name	Position	Base Pay	Target Incentive Compensation (as percentage of base pay)[1]	Initial Grant of RSUs[2]	Initial Grant of Option to Purchase Class A Common Stock[3]	One-Time Cash Bonus Awards for Decrease in Equity Incentive Award Plan[4]
John H. Kispert	Chief Executive Officer	$900,000	200%	431,775	802,606	$1,736,342
Randy W. Furr	Executive Vice President and Chief Financial Officer	$440,000	125%	215,888	401,303	$868,170
Ahmed Nawaz	Executive Vice President, Worldwide Sales	$409,275	80%	115,140	215,362	$465,908
Jim Reid	Executive Vice President, Marketing	$370,000	80%	124,735	223,600	$483,732

Indemnification Agreements

On the Effective Date, the Board approved of a form indemnification agreement and authorized the Company to enter into separate indemnification agreements with each of the current directors and executive officers pursuant to which the Company agrees to indemnify the directors and executive officers for various liabilities and expenses incurred in connection with their service as directors and executive officers.

The description above is qualified in its entirety by reference to the full text of the form indemnification agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Change of Control and Severance Agreements

On the Effective Date, the Board approved of a form change of control severance agreement and authorized the Company to enter into separate change of control severance agreements with each of John H. Kispert, the President and Chief Executive Officer of the Company, and Randy W. Furr, the Executive Vice President and Chief Financial Officer of the Company. Pursuant to these change of control

[1]	Precise amount of incentive compensation will depend on the Company’s achievement of revenue and operating margin goals.

[2]

Subject to the achievement of certain performance objectives, the RSUs will vest in four (4) successive and equal annual installments on the final trading day in January of each year, beginning with the final trading day in January 2011.

[3]

Stock options were granted at an exercise price of $10.51 per share and will vest as follows: one-third (rounded down to the nearest share) will vest on the first anniversary of the grant date and the remaining two-thirds will vest in equal monthly installments thereafter on the monthly anniversary of the grant date.

[4]	To be paid in equal installments on or about November 1, 2010, and May 1, 2011.

severance agreements, in the event of the executive officer’s involuntary termination other than for cause, death or disability or voluntary termination for good reason following a Change of Control (as defined in the form of change of control severance agreement), the Company will provide such executive officer a lump sum payment in an amount equal to the executive’s monthly base salary immediately prior to employment termination multiplied by the number of months in the Severance Period (as defined in the form of change of control severance agreement), accelerated vesting of equity awards and the continuation of benefits during the Severance Period.

The description above is qualified in its entirety by reference to the full text of the form of change of control severance agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Transactions with Related Persons

In connection with the Backstop Agreement, the Company (i) issued to SLS the balance of Rights Offering shares of Class A Common Stock not otherwise subscribed for by the Rights Offering participants, (ii) issued to SLS one share of Class B Common Stock, and (iii) paid a backstop fee of $4.5 million to SLS. As the holder of the share of Class B Common Stock, Silver Lake (as defined in the Restated Certificate) has the right to appoint up to two Class B Directors, as described in this Section 5.02 under the heading “Election of Directors.” The Class B Directors serving on the newly constituted Board are Ajay Shah and Paul Mercadante.

The Plan requires Eugene I. Davis to act as the claims agent for the estates of the Debtors in connection with the Plan. On May 7, 2010, the Company entered into an agreement with Pirinate Consulting Group, LLC (“Pirinate”), to serve as the claims agent of the Debtors’ estates under the Plan (the “Claims Agent”). Eugene I. Davis, who is a member of the newly constituted Board, is the chairman of Pirinate. The transaction involves the reorganized Debtors paying to Pirinate (i) a monthly fee of $15,000 for services rendered as the Claims Agent, and (ii) an incentive fee of (A) $25,000 in the event that the aggregate amount of allowed general unsecured claims (exclusive of the claims of Spansion Japan, claims of Tessera, Inc., claims of Samsung, Senior Notes Claims and Exchangeable Debentures Claims (each as defined in the Plan)) (the Final Claim Amount”) at the conclusion of the employment period of the Claims Agent, as specified in the Plan, is below $840 million; (B) $50,000 in the event that the Final Claim Amount is below $800 million; (C) $100,000 in the event that the Final Claim Amount is below $750 million; (D) $200,000 in the event that the Final Claim Amount is below $700 million; (E) $300,000 in the event that the Final Claim Amount is below $650 million; and (F) $400,000 in the event that the Final Claim Amount is below $550 million.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Plan, the Company amended and restated its certificate of incorporation and bylaws. The Restated Certificate and Restated Bylaws both became effective on the Effective Date. A description of the key provisions of the Restated Certificate and Restated Bylaws is included in the Company’s registration statement on Form 8-A/A under “Description of Capital Stock” filed with the SEC on May 10, 2010, which is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, of this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On May 10, 2010, the Company issued a press release announcing the Company’s emergence from bankruptcy. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

10.1	Spansion Inc. 2010 Equity Incentive Award Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 10, 2010, and incorporated by reference herein).

10.2	Amendment to Spansion Inc. 2010 Equity Incentive Award Plan.

10.3	Form of Indemnification Agreement.

10.4	Form of Change of Control Severance Agreement.

99.1	Debtors’ Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2010, and incorporated by reference herein).

99.2	Press release, dated May 10, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2010	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

10.1	Spansion Inc. 2010 Equity Incentive Award Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 10, 2010, and incorporated by reference herein).

10.2	Amendment to Spansion Inc. 2010 Equity Incentive Award Plan.

10.3	Form of Indemnification Agreement.

10.4	Form of Change of Control Severance Agreement.

99.1	Debtors’ Second Amended Joint Plan of Reorganization Dated April 7, 2010 (As Amended) (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2010, and incorporated by reference herein).

99.2	Press release, dated May 10, 2010.